LETTER TO CLIENTS

To Tender Shares of Common Stock
of
S1 CORPORATION
for
0.3148 of a Share of ACI Common Stock
or
$10.00 in Cash,
subject to the proration procedures described in the
Prospectus/Offer to Exchange dated October 13, 2011
and the related Letter of Election and Transmittal,
by
ANTELOPE INVESTMENT CO. LLC
a wholly owned subsidiary of
ACI WORLDWIDE, INC.

THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MONDAY, OCTOBER 31, 2011, UNLESS EXTENDED. S1 SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

October 13, 2011

To Our Clients:

Enclosed for your consideration are a Prospectus/Offer to Exchange, dated October 13, 2011, and a related Letter of Election and Transmittal (which together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”) in connection with the offer by Antelope Investment Co. LLC (“Offeror”), a Delaware limited liability company and a wholly owned subsidiary of ACI Worldwide, Inc., a Delaware corporation (“ACI”), to exchange each issued and outstanding share of common stock of S1 Corporation, a Delaware corporation (“S1”), par value $0.01 per share (the “S1 Shares”), for either of the following:

•	0.3148 of a share of ACI common stock (the “ACI Shares”), par value $0.005 per share (the “Stock Consideration”); or

•	$10.00 in cash, without interest (the “Cash Consideration”),

subject to the proration procedures described in the Prospectus/Offer to Exchange and the Letter of Election and Transmittal, and cash in lieu of any fractional ACI Shares, upon the terms and subject to the conditions of the Exchange Offer. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Prospectus/Offer to Exchange.

We (or our nominees) are the holder of record of S1 Shares held by us for your account. A tender of such S1 Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender S1 Shares held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the S1 Shares held by us for your account, pursuant to the terms and conditions set forth in the Exchange Offer:

Your attention is directed to the following:

1. The consideration for each S1 Share is either of the following:

•	0.3148 of an ACI Share (Stock Consideration); or

•	$10.00 in cash, without interest (Cash Consideration),

subject to the proration procedures described in the Prospectus/Offer to Exchange and the Letter of Election and Transmittal, and cash in lieu of any fractional ACI Shares, as described in the Prospectus/Offer to Exchange. IF THE UNDERSIGNED FAILS TO PROPERLY MAKE AN EXCHANGE OFFER ELECTION, THE UNDERSIGNED WILL BE DEEMED TO HAVE TENDERED HIS, HER OR ITS S1 SHARES WITH NO ELECTION, AND WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION. PLEASE SEE THE SECTION OF THE PROSPECTUS/OFFER TO EXCHANGE TITLED “THE EXCHANGE OFFER — CONSEQUENCES OF TENDERING WITH NO ELECTION”.

2. The Exchange Offer is being made for all issued and outstanding S1 Shares. The Exchange Offer is being made pursuant to the Transaction Agreement, dated as of October 3, 2011, among ACI, Offeror and S1 (as amended, the “Transaction Agreement”). The S1 Board unanimously recommends that the S1 stockholders accept the Exchange Offer by tendering their S1 Shares in the Exchange Offer.

3. The Exchange Offer expires at 5:00 p.m., Eastern time, on Monday, October 31, 2011, unless extended as described in the Prospectus/Offer to Exchange (as extended, the “Expiration Time of the Exchange Offer”). S1 Shares tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration time of the Exchange Offer, but not during any subsequent offering period.

4. The Exchange Offer is subject to the conditions set forth in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer — Conditions of the Exchange Offer,” which we urge you to review in detail. These conditions include, the following:

•	S1 stockholders shall have validly tendered and not properly withdrawn prior to the Expiration Time at least that number of S1 Shares (together with the S1 Shares then owned by ACI, Offeror or any of ACI’s other subsidiaries), shall constitute a majority of the S1 Shares issued and outstanding on a fully diluted basis. We refer to this condition as the “Minimum Tender Condition.”

•	The registration statement of which this prospectus/offer to exchange is a part shall have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and ACI shall have received all necessary state securities law or “blue sky” authorizations.

•	Any applicable waiting period under the HSR Act, and, if applicable, any agreement with the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice to accept S1 Shares for exchange in the Exchange Offer, shall have expired or shall have been terminated prior to the Expiration Time (the “HSR Condition”).

•	Any clearance, approval, permit, authorization, waiver, determination, favorable review or consent of any Governmental Authority, other than the HSR Condition, shall have been obtained and such approvals shall be in full force and effect, or any applicable waiting periods for such clearances or approvals shall have expired, except for any failures that would not reasonably be expected to have a material adverse effect on ACI or S1.

•	Any of the following fail to be true:

•	(1) the representations and warranties of the S1 relating to organization, standing and power, authority, capital structure, absence of certain changes or events, brokers and vote required, as set forth in the Transaction Agreement were true and correct as of October 3, 2011 and will be true and correct on and as of the Expiration Time with the same force and effect as if made at the Expiration Time (in either case other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date), except in either case contemplated by this clause (1) for de minimis inaccuracies and (2) the other representations and warranties of S1 set forth in the Transaction Agreement were true and correct as of October 3, 2011 and will be true and correct on and as of the Expiration Time with the same force and effect as if made on the Expiration Time (in either case other than those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date), except in either case contemplated by this clause (2) where the failure of such representations and warranties to be true and correct (disregarding all qualifications or limitations as to materiality, material adverse effect or words of similar import set forth therein) has not had and would not reasonably be expected to have a material adverse effect on S1;

•	S1 has performed or complied in all material respects with all agreements and covenants required by the Transaction Agreement to be performed or complied with by it on or prior to the Expiration Time; and

•	since October 3, 2011, there shall not have occurred any material adverse change in the business, financial condition or continuing results of S1 and its subsidiaries, taken as a whole (excluding certain events specified in the Transaction Agreement).

5. Any stock transfer taxes applicable to the transfer of S1 Shares to Offeror pursuant to the Exchange Offer will be paid by Offeror, except as otherwise provided in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal.

We urge you to read the enclosed Prospectus/Offer to Exchange and Letter of Election and Transmittal regarding the Exchange Offer carefully before instructing us to tender your S1 Shares.

The Exchange Offer is being made solely pursuant to the Prospectus/Offer to Exchange and the accompanying Letter of Election and Transmittal, and any amendments or supplements thereto, and is being made to all S1 stockholders. ACI and Offeror are not aware of any jurisdiction where the making of the Exchange Offer or the tender of S1 Shares in connection therewith would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of ACI, through Offeror, by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

If you wish to tender any or all of the S1 Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return a IRS Form W-9 to us. If you authorize the tender of your S1 Shares, all of the S1 Shares owned by you will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE EXCHANGE OFFER.

Instructions with Respect to the Offer to Exchange
All Issued and Outstanding Shares of Common Stock
of
S1 Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus/Offer to Exchange, dated October 13, 2011, and the related Letter of Election and Transmittal (which together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”) in connection with the offer by Antelope Investment Co. LLC (“Offeror”), a Delaware limited liability company and a wholly owned subsidiary of ACI Worldwide, Inc., a Delaware corporation (“ACI”), in connection with Offeror’s offer to exchange each issued and outstanding share of common stock of S1 Corporation, a Delaware corporation (“S1”), par value $0.01 per share (the “S1 Shares”), for either of the following:

•	0.3148 of a share of ACI common stock (the “ACI Shares”), par value $0.005 per share (the “Stock Consideration”); or

•	$10.00 in cash, without interest (the “Cash Consideration”),

subject to the proration procedures described in the Prospectus/Offer to Exchange and the Letter of Election and Transmittal, and cash in lieu of any fractional ACI Shares, upon the terms and subject to the conditions of the Exchange Offer.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER some or all of the S1 Shares held by you for the account of the undersigned

☐	NOT to TENDER any S1 Shares held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the S1 Shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of S1 Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal. The undersigned acknowledge(s) that failure to properly make an election will result in the undersigned being deemed to have made no election and will be deemed to have elected the Cash Consideration. Please see the section of the Prospectus/Offer to Exchange titled “The Exchange Offer — Consequences of Tendering with No Election”.

NUMBER OF SHARES TENDERED FOR 0.3148 OF AN ACI SHARE, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ACI SHARES.

NUMBER OF SHARES TENDERED FOR $10.00 IN CASH, WITHOUT INTEREST, SUBJECT TO PRORATION.

†	Unless otherwise indicated above, it will be assumed that all S1 Shares held by us for your account will be tendered.

PLEASE SIGN AND COMPLETE

Signature(s):

Dated:

(Please Print)

Name of Beneficial Owner(s):

Capacity(s) (full title)*:

Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, ACI OR OFFEROR.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING S1 STOCKHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

5